                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Preferred and Convertible Income Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-102903) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21293).



                                                           /s/ ERNST & YOUNG LLP



Chicago, Illinois
February 24, 2003